Exhibit 99.1

Pulse Biosciences Report Fourth Quarter and Full Year 2019 Financial Results

HAYWARD, Calif. [Business Wire] – March 16, 2020. Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company, today announced financial results for the fourth quarter and full year ended December 31, 2019.

Recent Highlights

•

Nano-Pulse Stimulation™ (NPS™) technology was highlighted in three clinical study presentations demonstrating its high clearance rates of benign skin lesions at the Annual Meeting of the American Society for Dermatologic Surgery.

•

Presented data from a study evaluating the clinical and histologic response of NPS technology in treating challenging cases of nodular Basal Cell Carcinoma at the International Master Course on Aging Skin World Congress.

•	Completed enrollment in the Company’s CellFX Warts Pivotal Study.
•	Obtained ISO-13485:2016 Quality System Management Certification to begin preparations for international commercialization of the CellFX System.
•	Appointed industry veteran Sandra Gardiner as Executive Vice President and Chief Financial Officer.
•	Announced Board approval to pursue a rights offering seeking to raise $30 million in net proceeds.
•

Following receipt of a Not Substantially Equivalent Letter from the U.S. Food and Drug Administration (FDA) on its previous 510(k) submission the Company remains engaged with the FDA to determine the regulatory path forward for the CellFX System. The Company recently requested a formal Q-submission meeting with FDA to discuss requirements for a new 510(k) submission and based on recent communication, expects the meeting to take place in May.

“I am proud of our continued work to develop NPS technology across multiple clinical applications. We’ve developed a novel and proprietary platform, the CellFX System, that implements a novel utilization-based business model to align incentives between physicians, patients and Pulse Biosciences. Our top priority remains FDA clearance for use of the CellFX System in aesthetic dermatology,” said Darrin Uecker, President and CEO of Pulse Biosciences. “After recent developments and collaboration with FDA, we are refocused on generating and providing additional data that will support a new 510(k) submission for what we believe will be a general dermatologic indication. Our confidence in the technology continues to grow and we remain excited about the potential of our system.”

Financial Update

Cash, cash equivalents and investments totaled $25.4 million as of December 31, 2019, compared to $34.5 million as of September 30, 2019. Cash used in the fourth quarter totaled $9.1 million. Cash use for the full year ended December 31, 2019 totaled $34.2 million.

Operating expenses for the three months ended December 31, 2019 were $13.9 million, compared to $9.1 million for the prior year period. Operating expenses for the full year ended December 31, 2019 were $48.0 million compared to $38.0 million for the full year ended December 31, 2018. The increase in operating expenses was driven by the expansion of operational infrastructure including marketing and sales functions as well as the expansion of the research and development teams and clinical trial costs.

Net loss for the fourth quarter ended December 31, 2019 was $13.8 million compared to $9.0 million for the fourth quarter ended December 31, 2018. Net loss for the full year ended December 31, 2019 was $47.0 million compared to $37.5 million for the full year ended December 31, 2018.

About Pulse Biosciences

Pulse Biosciences is a novel bioelectric medicine company committed to developing innovative health products that improve and potentially extend the lives of patients.  If cleared, the CellFX® System will be the first commercial product to harness the distinctive advantages of the Company’s proprietary NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. NPS technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. Subject to regulatory clearance, the initial commercial use of the CellFX System is expected to address a broad range of dermatologic conditions that share high demand among patients and practitioners for improved and durable aesthetic outcomes. Designed as a multi-application platform, the CellFX System is intended to offer customer value with a utilization-based revenue model across an expanding spectrum of clinical applications.

Pulse Biosciences, CellFX and Nano-Pulse Stimulation are trademarks of Pulse Biosciences, Inc.

Caution: Pulse Biosciences’ CellFX System and Nano-Pulse Stimulation (NPS) technology are for investigational use only.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance and the timing of FDA filings or approvals including meetings with FDA the ability of the Company to design studies to produce data for a new 510(k) submission for the CellFX System, the ability of the Company to prepare and provide data to FDA, NPS technology including the effectiveness of such technology, the CellFX System including the benefits of the CellFX System and commercialization of the CellFX System, current and planned future clinical studies and the ability of the Company to execute such studies and results of any such studies, other matters related to its pipeline of product candidates, the Company’s market opportunity, the Company’s ability to raise capital through the rights offering or to consummate the rights offering, the final terms of the rights offering including the offering amount, record date and the subscription price and the related registration statement, future financial performance and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344
press@pulsebiosciences.com

PULSE BIOSCIENCES, INC.

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	December 31,
	2019	2018(1)
ASSETS
Current assets:
Cash and cash equivalents	$6,899	$51,103
Investments	18,499	8,480
Prepaid expenses and other current assets	1,005	779
Total current assets	26,403	60,362
Property and equipment, net	2,566	2,173
Intangible assets, net	4,547	5,213
Goodwill	2,791	2,791
Right-of-use assets	5,114	—
Other assets	494	101
Total assets	$41,915	$70,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,963	$1,272
Accrued expenses	2,496	1,421
Deferred rent, current	—	415
Total current liabilities	4,459	3,108

Deferred rent, net of current	—	1,198
Lease liability	6,719	—
Total liabilities	11,178	4,306

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized – 500,000 shares; issued and outstanding – 20,825 shares and 20,593 shares at December 31, 2019 and 2018, respectively	21	21
Additional paid-in capital	153,401	142,032
Accumulated other comprehensive loss	4	(1)
Accumulated deficit	(122,689)	(75,718)
Total stockholders’ equity	30,737	66,334
Total liabilities and stockholders’ equity	$41,915	$70,640

(1)

As of January 1, 2019, the Company adopted the requirements of ASC 842 using the modified retrospective transition method, and as a result, there is lack of comparability to the prior periods presented.

PULSE BIOSCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Year Ended December 31,
	2019	2018	2017
Revenue	$—	$—	$—
Operating expenses:
General and administrative	22,327	20,045	15,503
Research and development	24,961	17,253	9,646
Amortization of intangible assets	666	665	665
Total operating expenses	47,954	37,963	25,814
Other income (expense):
Interest income	983	446	247
Other expense	—	(28)	—
Total other income	983	418	247
Loss from operations, before income taxes	(46,971)	(37,545)	(25,567)
Income tax benefit	—	—	—
Net loss	(46,971)	(37,545)	(25,567)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net of tax	5	50	(44)
Comprehensive loss	$(46,966)	$(37,495)	$(25,611)
Net loss per share:
Basic and diluted net loss per share	$(2.26)	$(2.20)	$(1.73)
Weighted average shares used to compute net loss per common share — basic and diluted	20,746	17,078	14,754

	Year Ended December 31,
Stock Based Compensation Expense:	2019	2018	2017
General and administrative	$7,466	$9,004	$9,136
Research and development	3,821	3,334	1,790
Total stock-based compensation expense	$11,287	$12,338	$10,926